UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

USA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

Hudson Executive Capital LP

HEC Management GP LLC

HEC Master Fund LP

HEC SPV IV LP

Lisa P. Baird

Douglas G. Bergeron

Douglas L. Braunstein

Jacob Lamm

Michael K. Passilla

Ellen Richey

Anne M. Smalling

Shannon S. Warren

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 26, 2019, Hudson Executive Capital LP delivered the following letter to certain shareholders of USA Technologies, Inc.

December 27, 2019

Dear Fellow Shareholders of USA Technologies, Inc.,

We have previously sent to you proxy material for the upcoming Annual Meeting of USA Technologies shareholders and according to our latest records, we have not yet received your vote. We are encouraging shareholders to vote early on the GOLD proxy card “FOR ALL” of Hudson Executive’s nominees in order to send a clear message to the USAT Board that shareholders want to see change in the Boardroom.

VOTE THE ENCLOSED GOLD PROXY CARD TODAY!

Your vote in this election is critical. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Innisfree at (212) 750-5833.

Very truly yours,

Douglas L. Braunstein

Founder and Managing Partner

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to Hudson Executive’s solicitation of proxies for the 2020 annual meeting of shareholders (the “Annual Meeting”) of USA Technologies, Inc. (the “Company”). In connection with the solicitation, Hudson Executive and certain of its affiliates filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) on December 9, 2019 to solicit proxies from shareholders of the Company for use at the Annual Meeting. The proxy statement, together with the accompanying GOLD proxy card, were first mailed by Hudson Executive to shareholders of the Company on or about December 10, 2019. HUDSON EXECUTIVE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. The proxy statement is available at no charge on the SEC’s website at http://www.sec.gov and, without charge, on request from Hudson Executive’s solicitor, Innisfree M&A Incorporated (toll-free for shareholders at (888) 750-5834; collect for banks and brokers (212) 750-5833).

Participant Information

Hudson Executive, HEC Management GP LLC, HEC Master Fund LP, HEC SPV IV LP, Lisa P. Baird, Douglas G. Bergeron, Douglas L. Braunstein, Jacob Lamm, Michael K. Passilla, Ellen Richey, Anne M. Smalling and Shannon S. Warren are “participants” under SEC rules in the solicitation. Information about each of the participants is set forth in the proxy statement that Hudson Executive has filed with the SEC. Except as set forth in the proxy statement, no participant in the solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.